SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                FORM 8-K

               Current Report Under Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

Date of Report                                September 5, 2008
Commission File No.                               0-8190

                     WILLIAMS INDUSTRIES, INCORPORATED
                     ---------------------------------
        (Exact name of registrant as specified in its charter)

         Virginia                         54-0899518
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(State or other jurisdiction of   (I.R.S. Employer Identification
 incorporation or organization)               Number)

     8624 J.D. Reading Drive                     20109
---------------------------------        ----------------------
(Address of Principal Executive                 (Zip Code)
           Offices)

         P.O. Box 1770                           20108
---------------------------------        ----------------------
(Mailing Address of Principal                   (Zip Code)
      Executive Offices)

                             (703) 335-7800
          ----------------------------------------------------
          (Registrant's telephone Number, including area code)


Item 1.01

     The Company has been operating under a Forbearance Agreement with its major lender, United Bank, pursuant to which approximately
$1.9 million was outstanding at July 31, 2008 and was scheduled to be repaid by September 1, 2008. Effective August 31, 2008, the
Company and the Bank have entered into a "Loan Modification Agreement" with United Bank pursuant to which the remaining balance of $1.9 million is "termed out" through August, 2011, with interest payable monthly and principal curtailments of $75,000 payable quarterly. All financial covenants have been eliminated from the loan agreement, and replaced with a covenant that the Company's real property in Prince William County, Virginia will maintain a value of at least 300% of the amount owed to the bank.

     This disclosure remains conditioned upon the information contained in the Company's Form 10-K for the fiscal year ended
July 31, 2007, Forms 10-Q for the quarter ended October 31,
2007, January 31, 2008, and April 30, 2008, and Schedule 13E3 as amended on July 3, 2008, and August 13, 2008, including without limitation the risk factors and "safe harbor" notices contained therein.


Item 9.01

Exhibit 99: See attached Loan Modification
            Agreement dated August 31, 2008.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          Williams Industries, Incorporated
                         -----------------------------------
                                     Registrant
Date:  September 5, 2008
                                /s/ FRANK E. WILLIAMS, III
                              ------------------------------
                                Frank E. Williams, III,
                                President